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                                                                  EXHIBIT 10.25


                            MANUFACTURING AGREEMENT

        Agreement made this 21st day of July, 1987, by and between Euro-Matic Ltd., a company organized under the laws of the United Kingdom and having its offices and principal place of business located at Sinclair House, The Avenue, Ealing, London W13 BNT, England (hereinafter referred to as "Euro-Matic") and Hedstrom Corporation, an Illinois corporation, having its offices and principal place of business located at Sunnyside Road, P.O. Box 432, Bedford, Pennsylvania (hereinafter referred to as "Hedstrom").

        Euro-Matic desires to engage Hedstrom, and Hedstrom agrees to be engaged by Euro-Matic, to manufacture, using machinery and tooling supplied to Hedstrom by Euro-Matic, playpen balls pursuant to Euro-Matic's specifications described on Exhibit A, attached hereto and made a part of this Agreement, (hereinafter referred to as "Products"), as well as provide for the storage, packing and shipping of Products, pursuant to Euro-Matic's instructions, subject to the terms, conditions and limitations of this Agreement.

        The parties hereto agree as follows:

1.      Manufacture and Supply

        (a) Euro-Matic hereby engages Hedstrom to manufacture Products pursuant to the specifications set out in Exhibit A, using machinery and tooling supplied to Hedstrom by Euro-Matic, and also to provide for the storage, packing and shipping of Products all pursuant to instruction by Euro-Matic. All Products shall be made by Hedstrom to conform to specifications supplied by Euro-Matic covering in particular material, weight, finish, internal pressurer and packing. It is understood by the parties hereto that Euro-Matic may from time to time change the specifications, which changes shall be made by Euro-Matic in writing to Hedstrom.

        (b) If any Products produced by Hedstrom do not conform to Euro-Matic's specifications or to warranties applicable thereto, and such Products are not acceptable to Euro-Matic, Euro-Matic shall notify Hedstrom and Hedstrom shall, at its expense, promptly produce a replacement quantity conforming to Euro-Matic's specifications and all warranties hereunder. Euro-Matic shall not be required to pay Hedstrom for the production of any Products that fail to conform to Euro-Matic's specifications.

2.      Equipment and Tooling

        Euro-Matic shall arrange, within thirty (30) days of this Agreement, for the delivery to Hedstrom of a Euro-Matic compact blow molder, extruder and molds for the manufacture of Products by Hedstrom on behalf of Euro-Matic. Euro-Matic represents and warrants that the compact blow molder, extruder and molds to be supplied to Hedstrom shall be in good operating condition and shall be able to manufacture the Products in full accordance with the specifications provided to Hedstrom by Euro-Matic.

3.      Pricing

        (a) In consideration for the manufacture, storage, packing and shipping of Products produced on Euro-Matic machinery by Hedstrom, Euro-Matic hereby agrees initially (the "initial price") to pay Hedstrom Sixty Dollars ($60) per
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1,000 Products, subject to revision from to time to time upon mutual agreement of the parties hereto. The initial price has been calculated in major part upon the following factors: (i) an average weight per individual Product of thirteen
(13) grams; (ii) a cycle time of 24 seconds using an eight (8) cavity mold; and, (iii) a cots to Hedstrom for low density polyethylized resin of 37 cents per pound. The parties agree from time to time to renegotiate the price to be paid by Euro-Matic to the extent there is a material change in any of factor
(i), (i) or (iii) above.

        (b) All prices are f.o.b. Ashland, Ohio or at such other Hedstrom manufacturing location as the parties may determine appropriate. All payments shall be made in U.S. funds to Hedstrom.

        (c) The actual cost of shipping Products to Euro-Matic customers shall not be included in the foregoing price but shall be billed separately to Euro-Matic based upon the actual cost of shipping incurred by Hedstrom on behalf of Euro-Matic.

        (d) All amounts payable by Euro-Matic to Hedstrom hereunder shall be made by the end of the calendar month following the date of Hedstrom's invoice [net 60 days].


4.   Marketing

        It is understood by the parties hereto that Euro-Matic shall provide all marketing for the sale of Products produced by Hedstrom on behalf of Euro-Matic pursuant to this Agreement.

5.   Manufacturer of Hedstrom Product

        In the event that Hedstrom utilizes Euro-Matic machinery and tooling supplied to Hedstrom hereunder for the manufacture of Hedstrom's own products, Hedstrom shall pay Euro-Matic One Hundred Twenty-Five Dollars ($125) per day or any portion thereof for use of such machinery and tooling. Hedstrom shall account for use of actual machinery hours during which it uses Euro-Matic machinery. Hedstrom shall provide such equipment necessary to register machine working hours and account to Euro-Matic for all hours during which such machinery has been utilized by Hedstrom on its own behalf. Euro-Matic shall be entitled to send auditors from time to time to Hedstrom during reasonable business hours to review Hedstrom's records with respect to usage of the Euro-Matic machinery by Hedstrom. It is understood by the parties hereto, however, that Euro-Matic has "first call" upon the machinery for the manufacture of Products to satisfy Euro-Matic's stock level requirements.

6.   Stock Level Requirements

        Euro-Matic will from time to time notify Hedstrom to provide certain stock levels of Products. Notification will be by written purchase order, specifying the item requested, production date and price. Hedstrom agrees as promptly as possible after receiving notice from Euro-Matic to maintain such stock levels as directed by Euro-Matic. Hedstrom will invoice Euro-Matic every Monday for total Products produced in the previous week as per the written purchase orders issued by Euro-Matic. Euro-Matic shall pay the amount due on such invoices in accordance with paragraph 3(d) of this Agreement. All such inventory at Hedstrom premises shall be insured for Euro-Matic's benefit as part of the general insurance maintained by Hedstrom and carried on all




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Hedstrom inventory. Euro-Matic will also from time to time instruct Hedstrom to manufacture special orders on Euro-Matic equipment which Hedstrom shall undertake as promptly as possible. If goods are available from stock, an order from Euro-Matic to Hedstrom shall be drop-shipped by Hedstrom to customers of Euro-Matic within seven (7) days after the receipt of such order from Euro-Matic. If Products are not available from stock, Hedstrom shall as promptly as possible produce such required stock which shall be shipped to Euro-Matic customers within seven (7) days after production of such stock.

7.      Purchase Orders and Acknowledgements

        Euro-Matic will use its best efforts to supply Hedstrom with written purchase orders for Products to provide for full capacity usage during normal business hours of the machinery and tooling supplied to Hedstrom pursuant to this Agreement. Hedstrom shall provide Euro-Matic with written acknowledgement of said purchase orders. All orders shall be non-cancellable after the date of written acknowledgement.

8.      Breach of Contract - Termination

        (a) In the event of a breach of either party hereto of any term, condition or provision of this Agreement, the other party, in addition to any other rights and remedies it may have hereunder, shall have the right to terminate this Agreement by giving notice of termination to the defaulting party, provided that at least thirty (30) business days prior written notice of the breach and intention to terminate has been given to the defaulting party and the breach has not been cured during the thirty-day notice period.

        (b) The foregoing notwithstanding, in the event that (i) Products produced by Hedstrom at any time do not conform to Euro-Matic's specifications or do not conform to warranties applicable to Hedstrom and Hedstrom does not deliver to a particular Euro-Matic customer a replacement quantity of such Products conforming to Euro-Matic's specifications and to all warranties applicable thereto within thirty (30) days after notice to Hedstrom that the Products produced by Hedstrom do not so conform, or (ii) the parties hereto cannot reach agreement as to price revision as provided in paragraph 3(a) hereof, either party hereto may, at its option, by written notice to the other party terminate this Agreement.

        (c) This Agreement shall be terminable by Euro-Matic by written notice to Hedstrom in the event that: (i) Hedstrom ceases to operate its business for fifteen (15) days (other than a temporary suspension resulting from an act of God or cause beyond Hedstrom's control, including but not limited to strikes, trade disputes, government regulations or restrictions) and is otherwise unable to meet its obligations under this Agreement; (ii) Hedstrom ceases to operate its business for 30 days for any reason; (iii) Hedstrom shall be unable to pay its debts as they mature or shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of its creditors; (iv) Hedstrom shall file a petition seeking protection under the United States Bankruptcy Code or any other applicable federal, state or other law or shall consent to the institution of proceedings under such bankruptcy laws; (v) an involuntary petition or complaint shall be filed against Hedstrom seeking bankruptcy or reorganization with respect to it under the United States Bankruptcy Code or other similar law, or seeking the appointment of a receiver, liquidator, assignee or similar official of Hedstrom, and such petition or complaint is not dismissed within sixty (60) days of the filing thereof; or
(vi) Hedstrom or any affiliate of Hedstrom




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merges with or acquires substantially all of the assets of a company or is acquired by a company which, at the time of such merger or acquisition, is a competitor of Euro-Matic.

        (d) It is understood that in the event this Agreement is cancelled or terminates, Euro-Matic shall reimburse Hedstrom or otherwise pay for packaging cartons provided by Hedstrom specifically to ship Euro-Matic Products.

        (e) Upon termination of this Agreement, Euro-Matic shall arrange at its expense for removal of its machinery, molds and inventory from Hedstrom's premises.

 9.  Non-Compete Agreement

    Hedstrom agrees that neither Hedstrom nor any companies affiliated with Hedstrom will directly or indirectly market or seek to market or offer for sale to Euro-Matic customers or in Euro-Matic's general market (which includes restaurants, schools and other educational, health and supportive institutions and the amusement industry) any items of the same or similar nature to the Products manufactured for Euro-Matic pursuant to this Agreement during the term of this Agreement and for the three (3) years thereafter. Similarly, Euro-Matic agrees that during the term of this Agreement and for three (3) years thereafter neither Euro-Matic nor any affiliate of Euro-Matic will market any Products which are the same or similar nature to products manufactured by Hedstrom, to the wholesale discount market, food and drug chain stores, or the retail toy industry. Either party hereto may seek injunction relief to enforce the terms of this paragraph 9.

10.  Term and Termination Without Cause

     This Agreement shall continue from year to year until it is cancelled by either party hereto pursuant to the provisions of this Agreement. Notwithstanding any other provisions of this Agreement, either party may terminate this Agreement by written notice to the other party not less than ninety (90) days prior to the effective date of termination. Termination of this Agreement under any provisions hereof shall not relieve Euro-Matic's obligation to pay Hedstrom for Products manufactured pursuant to Euro-Matic purchase orders or on behalf of Euro-Matic's customers to accept delivery of Products manufactured pursuant to such purchase orders.

11.  Patent Infringement and Indemnification

     (a) Euro-Matic warrants and guarantees that the manufacture of the Products and the use of the machinery and tooling provided to Hedstrom by Euro-Matic shall be free of infringement of any patent, patent right or any other rights belonging to third parties. Nothing in this Agreement shall be construed as imposing on Hedstrom any obligation to institute any suit or action for infringement of any patent or imposing on Hedstrom any obligation to defend any suit or action brought by any third party which challenges Hedstrom's rights under this Agreement. Euro-Matic shall indemnify and hold harmless Hedstrom from and against any and all claims, damages, suits, expenses, liabilities and judgments, and from and against the costs (including reasonable attorneys' fees and disbursements) related to any claims made against Hedstrom related to the Products for patent infringement or the violation of the right claimed by any third party in the Products.



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        (b)  Hedstrom shall indemnify and hold harmless Euro-Matic from and against the attempted imposition by any customer of Euro-Matic of any claims, damages, suits, expenses, liabilities and judgments, and from and against the costs (including reasonable attorneys' fees and disbursements) of defending against the same, with respect to any such claims, damages, suits, expenses, liabilities and judgments resulting from the sole failure of Hedstrom to conform to Euro-Matic's specifications in the production of Products hereunder or other negligence in the production thereof on the part of Hedstrom.

        (c) Euro-Matic shall indemnify and hold harmless Hedstrom from and against the attempted imposition by any customer of Euro-Matic of any claims, damages, suits, expenses, liabilities and judgments, and from and against the costs (including reasonable attorneys' fees and disbursements) of defending against the same, with respect to any such claims, resulting from Euro-Matic's specifications, provided, however, that Hedstrom has produced the Products in conformance with the specifications provided by Euro-Matic without any negligence on the part of Hedstrom.

13.  Product Warranty

        Hedstrom warrants and agrees that it will ship good and marketable title to Products to Euro-Matic's customers and the Products will conform to Euro-Matic's specifications, will be free from defects in workmanship and material and will comply with all applicable statutes, laws, orders, rules and other governmental regulations. These warranties shall survive inspection, shipment and payment.

14.  Best Efforts and Maintenance of Equipment

        Hedstrom shall in good faith and with diligence use its best efforts to conduct all manufacturing, storage, packing and shipping of the Products in accordance with the best business customs of its industry. In addition, Hedstrom shall maintain all machinery and tooling supplied to it by Euro-Matic and used by Hedstrom pursuant to this Agreement in good working order, subject to normal wear and tear, and shall be liable to Euro-Matic for any damage thereto due to Hedstrom's negligence. It is understood that Euro-Matic shall be responsible for any major repairs or replacements to machinery and tooling not caused by the negligence of Hedstrom. Title to all machinery and tooling supplied by Euro-Matic to Hedstrom shall remain with Euro-Matic and Euro-Matic shall have the right to affix permanently to such machinery and tooling an appropriate sign or label showing that title is retained by Euro-Matic. All such machinery and tooling at Hedstrom's premises shall be insured for Euro-Matic's benefit as part of the general insurance carried on all Hedstrom equipment.

15.  Assignment

        Without the prior written consent of Euro-Matic, Hedstrom shall have no right to transfer or assign to any unrelated third party the right to use Euro-Matic machinery or tooling. Provided, however, that Hedstrom may assign this Agreement, or any of its rights hereunder, to its corporate parent or a wholly-owned subsidiary of its parent or Hedstrom or may assign this Agreement and all of its rights hereunder (but only in its and their entirety) to any entity which succeeds to all or substantially all of Hedstrom's assets or those of any permitted assignee by merger, consolidation, reorganization or purchase.



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16. Independence of Parties

        This Agreement shall not be construed as creating a relationship of joint venture partnership or principal and agent between the parties. Neither party shall act or attempt to act or represent itself as acting directly or by implication as agent for the other or in any manner assume or create or attempt to assume or create any obligation on behalf of the other.

17. Euro-Matic Authority

        Euro-Matic hereby warrants that it has all necessary right, title and authority to permit Hedstrom to manufacture, package and ship Products pursuant to this Agreement.

18. Application of Agreement to Other Products

        It is understood by the parties hereto that Euro-Matic may specify that Hedstrom produce for Euro-Matic, on the same or different machinery and molds supplied to Hedstrom by Euro-Matic, products other than playpen balls as called for hereunder. Subject to agreement by the parties hereto as the price payable by Euro-Matic to Hedstrom for such other products, the parties agree that this agreement shall apply in full for the production by Hedstrom of any such other products.

19. Confidential Information

        During the term of this Agreement and for three (3) years thereafter, Hedstrom will regard as strictly confidential all knowledge and information which it may acquire from Euro-Matic, or from employees or consultants, respecting Euro-Matic's market and other private matters. This information and knowledge shall be regarded as strictly confidential and held in trust and solely for Euro-Matic's benefit and use, and shall not be directly disclosed by Hedstrom other than to Euro-Matic without Euro-Matic's written permission. Confidential information under this provision shall not include: (i) any information that Hedstrom can demonstrate was in its possession on or prior to the date hereof; (ii) any information available to Hedstrom on a non-confidential basis through other sources; and (iii) any information generally available to the public. Notwithstanding the foregoing, Hedstrom will endeavor in good faith to keep Euro-Matic information confidential even though such information may be generally available to the public.

20. Notice

        All notice and other communication from either party hereto to the other party under this Agreement shall be in writing and addressed to such other party at its address first written above or sent by telex, telefax or the equivalent thereof. Either party may by notice in writing to the other, change its address. Notices and other communications required by this Agreement shall be sent by registered or certified mail, return receipt requested, or the United Kingdom equivalent thereof, and shall be deemed to have been given on the day such notice or communication was mailed.




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21. Governing Law

        This Agreement has been entered into and shall be governed, construed and interpreted pursuant to in accordance with the laws of the State of Pennsylvania.

22. Integration

        This Agreement sets forth the entire understanding between the parties hereto and may not be added to or modified by oral representations or understandings. No change in the printed terms of this Agreement shall be of any force or effect unless in writing and signed by each party. Section headings are for convenience only and shall not be considered a part of this Agreement, nor referred to in any construction or interpretation thereof.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

        HEDSTROM CORPORATION                    EURO-MATIC LIMITED

        By: /s/ JAMES D. BRAEUNIG               By:  [illegible]
           -----------------------                 -----------------------
        Title:  Vice President Mfg              Title:  President
              --------------------                     -------------------



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                                [HEDSTROM LOGO]


Euro-Matic Limited
July 21, 1987



                                   EXHIBIT A

                                 SPECIFICATION

Ball Size:              73 mm

Material:               Low Density Polyethylene - First Grade
                        Melt Index 2.0, Density 0.92
                        40% Virgin, 60% Regrind

Weight:                 12 - 14 grams

Finish:                 Very little flash/minimum to none

Color: Clean and free from imperfections, stripes and contamination
                        To match Euro-Matic colors

Internal Pressure:      Atmosphere 1.2

Packing:                500 per carton
                        1 net bag/carton
                        Sealed center and wings




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